Exhibit s.1

Power of Attorney

The undersigned directors and officers, as indicated respectively below, of Tortoise MLP Fund, Inc. (the “Company”), each hereby constitutes and appoints Terry C. Matlack and P. Bradley Adams, each of them, with full powers of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statement on Form N-2, as applicable, and any and all amendments thereto, and all other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and the 1933 Act, and any and all instruments, documents or agreements which such attorneys and agents, or any of them, deem necessary or advisable to enable the Company to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned each hereby ratify and confirm as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of the 3rd day of March, 2016.

SIGNATURES:	TITLE:

Rand C. Berney	Director

H. Kevin Birzer	Director

Conrad S. Ciccotello	Director

Charles E. Heath	Director

Alexandra Herger	Director

Terry C. Matlack	Director

P. Bradley Adams	Chief Executive Officer

Brent Behrens	Principal Financial and Accounting Officer